Exhibit 24.1

NORDSON CORPORATION

POWER OF ATTORNEY

FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each person whose name is signed hereto has made, constituted, and appointed, and by these presents does hereby make, constitute, and appoint, Gina A. Beredo, Executive Vice President, General Counsel and Secretary, Nordson Corporation, his or her true and lawful attorney, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Nordson Corporation, an Ohio corporation (the “Company”), to (i) any and all Registration Statements on Form S-8 and amendments thereto, including Post-Effective Amendments and any subsequent Registration Statements pursuant to Rule 462 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with the Amended and Restated Nordson Corporation 2012 Stock Incentive and Award Plan, and (ii) any and all Post-Effective Amendments to the Registration Statement on Form S-8 (Registration No. 333-119399) as filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with the Nordson Corporation 2004 Long-Term Performance Plan, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 1st day of June, 2018.

Name	Title	Date

/s/ Michael F. Hilton Michael F. Hilton	Director, President and Chief Executive Officer (Principal Executive Officer)	June 1, 2018

/s/ Gregory A. Thaxton Gregory A. Thaxton	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2018

/s/ Michael J. Merriman, Jr. Michael J. Merriman, Jr.	Chairman of the Board	June 1, 2018

/s/ Lee C. Banks Lee C. Banks	Director	June 1, 2018

/s/ Randolph W. Carson Randolph W. Carson	Director	June 1, 2018

/s/ Arthur L. George, Jr. Arthur L. George, Jr.	Director	June 1, 2018

/s/ Frank M. Jaehnert Frank M. Jaehnert	Director	June 1, 2018

/s/Joseph P. Keithley Joseph P. Keithley	Director	June 1, 2018

/s/ Mary G. Puma Mary G. Puma	Director	June 1, 2018

/s/ Victor L. Richey, Jr. Victor L. Richey, Jr.	Director	June 1, 2018